SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                   J. W. MAYS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         -------------------------------------------------------

     3)  Filing Party:

         -------------------------------------------------------

     4)  Date Filed:

         -------------------------------------------------------

                                J. W. MAYS, INC.

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER 21, 2000

                                   ----------

                                                              October 19, 2000
To the Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of
J. W. Mays, Inc. (the "Company") on Tuesday, November 21, 2000 at 10:00 A.M., New York time, at the offices of the Company, 9 Bond Street, Brooklyn, New York. The purposes of the meeting will be to:

     1. Fix the number of directors to be elected at seven.

     2. Elect seven directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The Board has nominated Lance D. Myers, Dean L. Ryder, Jack Schwartz, Lloyd J. Shulman, Sylvia W. Shulman, Lewis D. Siegel and Alex Slobodin, all current directors.

     3. Ratify the appointment of D'Arcangelo & Co., LLP, independent auditors, as the Company's independent auditors for the fiscal year ending July 31, 2001. D'Arcangelo & Co., LLP, served in this same capacity for the fiscal year ended July 31, 2000; and

     4. Transact such other business as may properly come before the meeting and any adjournment thereof. Please note that we are not aware of any such business. The Board of Directors has fixed the close of business October 12, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the 2000 Annual Meeting of Shareholders or any adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER YOU MAY HOLD.PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE SELF-ADDRESSED ENVELOPE ENCLOSED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU ARE PRESENT.

                                            By order of the Board of Directors,


                                          /s/ SALVATORE CAPPUZZO
                                          --------------------------------------
                                              Salvatore Cappuzzo
                                              Secretary

                                J. W. MAYS, INC.
                                  9 BOND STREET
                              BROOKLYN, N. Y. 11201

                                   ----------

                                 PROXY STATEMENT

                                   ----------

THE PROXY AND THE SOLICITATION

     This Proxy Statement and accompanying form of proxy are first being sent to shareholders commencing on or about October 19, 2000. The enclosed form of proxy is solicited by the Board of Directors of the Company for use at the 2000 Annual Meeting of Shareholders to be held November 21, 2000 (including any adjournment). You may revoke your proxy and claim your right to vote up to and including the meeting by written notice given to the Secretary of the Company. Proxies in the accompanying form which are properly executed by shareholders, duly returned to the Company or its agent, and not revoked, will be voted in the manner specified thereon.

OUTSTANDING VOTING STOCK

     Each of the 2,088,280 outstanding shares of common stock, par value $1 per share (the only class of voting security), of the Company (net of 90,017 shares held as treasury stock, which shares cannot be voted) held of record on October 12, 2000 is entitled to one vote on each of the matters to be acted upon at the meeting or any adjournment thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Reference is made to the information under the caption "Information Concerning Nominees for Election as Directors" for a statement of the direct beneficial ownership of the Company's shares of common stock by its director nominees. The address for each of such nominees and persons hereinafter mentioned is c/o J. W. Mays, Inc., 9 Bond Street, Brooklyn, New York 11201. The information below is given as of September 22, 2000.

     To the best of the Company's knowledge, the following persons were the beneficial owners or were part of a group which was the beneficial owner of more than 5% of the outstanding common stock of the Company, as of September 22, 2000:


                                                 AMOUNT AND NATURE OF BENEFICIAL
NAME OF BENEFICIAL OWNER                          OWNERSHIP IN J. W. MAYS, INC.               PERCENT OF CLASS
------------------------                         -------------------------------              ----------------
Weinstein Enterprises, Inc. ................                    (1)                                  (1)
  Rockridge Farm
  Route 52
  Carmel, New York 10512

Subsidiaries of Weinstein Enterprises, Inc.:

Gailoyd Enterprises Corp. ..................                  626,120(1)                           29.98%
  Rockridge Farm
  Route 52
  Carmel, New York 10512

Celwyn Company, Inc. .......................                  240,211(1)                           11.50%
  Rockridge Farm
  Route 52
  Carmel, New York 10512
                                                              -------                              -----
        Total ..............................                  866,331                              41.48%
                                                              =======                              =====

(Footnotes on page 2)


                                                    THROUGH
                                                    WEINSTEIN                                PERCENT
  NAME OF BENEFICIAL OWNER                         ENTERPRISES     DIRECT         TOTAL     OF CLASS
  ------------------------                         -----------     ------         -----     --------
Sylvia W. Shulman(2) ..........................     253,979.37      1,082      255,061.37     12.21%
Sylvia W. Shulman and Max L. Shulman(3) .......            --      34,883       34,883.00      1.67%
Lloyd J. Shulman(4) ...........................     128,198.94     44,250      172,448.94      8.26%
Lloyd J. Shulman Trust(4) .....................      21,712.42        --        21,712.42      1.04%
Gail S. Koster(5) .............................      80,731.22        --        80,731.22      3.87%
Gail S. Koster Trust(5) .......................       7,237.48        --         7,237.48       .35%
Koster Family Partnership
  L.P. Gail Koster(5) .........................            --       9,285        9,285.00       .44%
Florence Felmus Trust(5)(7) ...................      57,899.79        --        57,899.79      2.77%
Florence Felmus Trust(6)(7) ...................     231,887.90        --       231,887.90     11.10%
Madeleine Orloff(6) ...........................      42,341.94        --        42,341.94      2.03%
Linda Jessogne(6) .............................      42,341.94        --        42,341.94      2.03%
J. Weinstein Foundation, Inc.(8) ..............           --      140,568      140,568.00      6.73%
                                                    ----------    -------    ------------     -----
        Total .................................     866,331.00    230,068    1,096,399.00     52.50%
                                                    ==========    =======    ============     =====

(1) Weinstein Enterprises, Inc., a Delaware corporation, is the beneficial owner of 866,331 shares (41.48%) of the outstanding common stock of the Company through its two wholly-owned subsidiaries: (i) Gailoyd Enterprises Corp., a Delaware corporation ("Gailoyd"), which directly owns 626,120 shares (29.98%) of the outstanding common stock of the Company and (ii) Celwyn Company, Inc., a Delaware corporation ("Celwyn"), which directly owns 240,211 shares (11.50%) of the outstanding common stock of the Company.

(2) Sylvia W. Shulman directly owns 1,082 shares of the outstanding common stock of the Company. She also beneficially owns 253,979.37 shares of the outstanding common stock of the Company through her beneficial ownership of 1,759 shares (29.32%) of Weinstein Enterprises, Inc., which includes 1,606 shares (26.77%) held by Sylvia W. Shulman and Lloyd J. Shulman as trustees for the benefit of Sylvia W. Shulman, for a total of 255,061.37 shares (12.21%). Does not include 34,883 shares owned as tenant in common with her husband, Max L. Shulman. See footnote (3) below.

(3) Sylvia W. Shulman and Max L. Shulman directly own 34,883 shares (1.67%) as tenants in common, of the outstanding common stock of the Company. See footnotes (4) and (5) below wherein Sylvia W. Shulman and Max L. Shulman act as trustees for certain other Trusts.

(4) Lloyd J. Shulman directly owns 44,250 shares of the outstanding common stock of the Company. He also beneficially owns 128,198.94 shares of the outstanding common stock of the Company through his beneficial ownership of
     887.875 shares (14.80%) of Weinstein Enterprises, Inc. and, pursuant to the will of the late Celia Weinstein, the Lloyd J. Shulman Trust owns 21,712.42 shares (1.04%) of the outstanding common stock of the Company through the beneficial ownership of 150.375 shares (2.51%) of Weinstein Enterprises, Inc., for a total of 194,161.36 shares (9.30%). Max L. Shulman, Sylvia W. Shulman and Lloyd J. Shulman are trustees of the Lloyd J. Shulman Trust.

(Footnotes continued)

(5) The Shulman family beneficially owns 639,259.22 shares (30.61%) of the outstanding common stock of the Company both directly and through Weinstein Enterprises, Inc. This total includes the 80,731.22 shares (3.87%) of the outstanding common stock of the Company beneficially owned by Gail S. Koster (daughter of Max L. and Sylvia W. Shulman) through ownership of shares of Wein-stein Enterprises, Inc., 7,237.48 shares (.35%) of the outstanding common stock of the Company beneficially owned by the Gail S. Koster Trust, through Weinstein Enterprises, Inc., of which Max L. Shulman and Max L. Shulman, Sylvia W. Shulman and Lloyd J. Shulman are trustee(s), respectively, and 9,285 shares (.44%) owned by the Koster Family Partnership, L.P. Gail Koster. Also, the total includes 57,899.79 shares (2.77%) of the outstanding common stock of the Company owned by a Trust for Florence Felmus (daughter of the late Joe Weinstein, founder of the Company, and Celia Weinstein, and a sister of Sylvia W. Shulman) through the ownership of 401 shares (6.68%) of Weinstein Enterprises, Inc., pursuant to the will of the late Celia Weinstein. Max L. Shulman, Sylvia W. Shulman and Lloyd J. Shulman are trustees of this Florence Felmus Trust and are the beneficial owners thereof.

(6) Another Trust for Florence Felmus owns 231,887.90 shares (11.10%) of the outstanding common stock of the Company through the beneficial ownership of 1,606 shares (26.77%) of Weinstein Enterprises, Inc.

     This table includes the shares of outstanding common stock of the Company beneficially owned by Madeleine Orloff and Linda Jessogne (daughters of the late Florence Felmus), who may be considered part of the Florence Felmus family. Madeleine Orloff and Linda Jessogne each beneficially own 42,341.94 shares (2.03%) of the outstanding common stock of the Company through their individual beneficial ownership of 293.25 shares (4.89%) of Weinstein Enterprises, Inc.

(7) Florence Felmus died January 28, 2000. The shares beneficially owned in Weinstein Enterprises, Inc. by the Florence Felmus Trusts have yet to be distributed.

(8) J. Weinstein Foundation, Inc. directly owns 140,568 shares (6.73%) of the outstanding common stock of the Company. Sylvia W. Shulman and Lloyd J. Shulman, as officers and directors of J. Weinstein Foundation, Inc., share voting power as to these shares and consequently, may be deemed to be the beneficial owners thereof, although the table set forth above does not include such shares as beneficially owned by such persons.

     To the best of the Company's knowledge, the directors and executive officers of the Companyconsidered as a group beneficially owned the following amount of outstanding common stock of the Company as of September 22, 2000:


                                                           AMOUNT AND NATURE OF
                                                          BENEFICIAL OWNERSHIP IN
                                                             J. W. MAYS, INC.        PERCENT OF CLASS
                                                          ------------------------   ----------------
      All directors and executive officers of the
        Company considered as a group (8 persons) .....          634,621.73*            30.39%


* This total includes 484,105.73 shares (23.18%) derived from the Shulmans' beneficial holdings, excluding those of Gail S. Koster, the Gail S. Koster Trust, and the Koster Family Partnership L.P. Gail Koster, and also includes 140,568 shares (6.73%) of the outstanding common stock of the Company owned directly by J. Weinstein Foundation, Inc. together with 9,948 shares (.48%) owned by other officers and directors. Moreover, the directors who are also directors of Weinstein Enterprises, Inc. may, because of their power to vote a majority of the shares in Weinstein Enterprises, Inc., be considered to be the beneficial owners of the 866,331 shares (41.48%) of the outstanding common stock of the Company held by Weinstein Enterprises, Inc.

PRINCIPAL NON-AFFILIATED HOLDERS OF COMMON STOCK

     To the best of the Company's knowledge, the following "persons" were the beneficial owners or were part of a group which was the beneficial owner of more than 5% of the Company's outstanding common stock, other than those set forth above, as of September 22, 2000:


                                             AMOUNT AND NATURE OF
                                            BENEFICIAL OWNERSHIP IN
                                               J. W. MAYS, INC.         PERCENT OF CLASS
                                            -----------------------     ----------------
    Estate of Sol Goldman ...............         271,200(1)                  12.99%
    c/o Simpson Thacher & Bartlett
    425 Lexington Avenue
    New York, New York 10017

    Lillian Goldman Marital Trust .......          91,400(2)                   4.38%

    Lillian Goldman .....................          91,400(3)                   4.38%
    640 Fifth Avenue
    New York, New York 10019


(1) The number of shares shown above has been obtained from Amendment No. 7 to
    Schedule 13D, the most recent amendment which was dated July 10, 1997, relating to events occurring on June 20, 1997, as filed with the Securities and Exchange Commission on behalf of each of Jane H. Goldman, Allan H. Goldman and Louisa Little as Co-Executors of the Estate of Sol Goldman. The number of shares was verified by letter of September 27, 2000.

(2) The number of shares shown above has been obtained from Amendment No. 5 to
    Schedule 13D, the most recent amendment which was dated September, 1995, relating to events occurring on December 20 and 22, 1993, as filed with the Securities and Exchange Commission on behalf of each of Jane H. Goldman, Allan H. Goldman and Louisa Little as Co-Trustees of the Lillian Goldman Marital Trust. The number of shares was verified by letter of September 27, 2000.

(3) The number of shares shown above has been obtained from Amendment No. 5 to
    Schedule 13D, the most recent amendment which was dated September, 1995, relating to events occurring on December 20 and 22, 1993, as filed with the Securities and Exchange Commission on behalf of Lillian Goldman. The number of shares was verified by letter of September 27, 2000.

                                      AMOUNT AND NATURE OF
                                     BENEFICIAL OWNERSHIP IN
                                        J. W. MAYS, INC.        PERCENT OF CLASS
                                     -----------------------    ----------------
    R.B. Haave Associates, Inc. ...        115,236(4)                  5.52%
    36 Grove Street
    New Canaan, CT 06840

(4) The number of shares shown above was verified by letter of August 2, 2000.

PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT SEVEN

     Directors are to be elected to serve until the next Annual Meeting of Shareholders and until the election and qualification of their respective successors. The By-Laws provide that, prior to the election of directors at each Annual Meeting of Shareholders, the number of directors to be elected at such meeting for the ensuing year shall be fixed by the shareholders by a majority vote of the shares represented at the meeting in person or by proxy within the limits fixed by the Certificate of Incorporation which provides for a minimum of three and a maximum of eleven. The Board of Directors recommends the election of seven directors and, except as discussed below, all proxies received pursuant to this solicitation will be voted for that number of directors. The affirmative vote of a majority of the shares represented in person or by proxy is required to fix the number of directors at seven.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

     It is intended that proxies received pursuant to this solicitation will be voted for the election of the following nominees, unless for any reason any such nominee shall not be available for election, in which event the proxies will be voted in favor of the remainder of those nominated, and may be voted for substitute nominees in place of those who are not candidates or to reduce (but not below three) the number of directors to be elected. Each of the nominees has consented to serve as a director, if elected, and it is contemplated that all of the nominees will be available for election as directors.

     The following information is given as of September 22, 2000 with respect to each nominee for election as a director. Such information has been furnished by the nominees. The table shows their respective ages in parentheses, the positions and offices held with the Company, the period served as a director, their business experience during the past five years, including their principal occupations and employment during that period, their direct beneficial ownership and percentage of the Company's outstanding shares owned [excluding shares which may be deemed to be beneficially owned as set forth under the caption "Security Ownership of Certain Beneficial Owners and Management" (pages 1 to 3)], and other directorships in public companies. Sylvia W. Shulman is the mother of Lloyd J. Shulman.

                                                                           Shares Directly Owned
                                                                            Beneficially as of
                                                                            September 22, 2000
                   Name, Age,                                             -----------------------
              Business Experience,                    First Elected                      Percent
               and Directorships                        Director          Number         of Class
              --------------------                    -------------       ------         --------
Lance D. Myers +                   (49)               August, 1997           --             --
  Senior Counsel, Holland & Knight LLP 2000 to
  present.  Partner in the law firm of Cullen and
  Dykman 1986 to 1999.
Dean L. Ryder                      (54)               November, 1999         --             --
   President, Putnam County National Bank.

Jack Schwartz                      (78)               November, 1987        100            .005%
  Private Consultant; from January 1986 to
  September 1989, Consultant, The Brooklyn Union
  Gas Company.

(Continued on next page)

                                                                           Shares Directly Owned
                                                                            Beneficially as of
                                                                            September 22, 2000
                   Name, Age,                                             -----------------------
              Business Experience,                     First Elected                      Percent
               and Directorships                        Director           Number         of Class
              --------------------                    -------------        ------         --------
Lloyd J. Shulman+                  (58)               November, 1977       44,250(1)       2.12%
  Chairman of the Board and President, Chief
  Executive Officer and Chief Operating Officer,
  J. W. Mays, Inc.; from June 1995 to November
  1996, Co-Chairman of the Board and President,
  Chief Executive Officer and Chief Operating
  Officer; from November 1978 to June 1995,
  President and Chief Operating Officer, and prior
  to November 1978, Senior Vice President, J. W.
  Mays, Inc.; Trustee of the J.W. Mays, Inc.
  Retirement Plan and Trust.

Sylvia W. Shulman                  (82)               February, 1965      1,082(1)(2)      .05%
  Retired; Prior to January 1989, Fashion Director
  and Merchandiser of Boutique Shops,
  J. W. Mays, Inc.

Lewis D. Siegel                    (69)               November, 1986         --             --
  First Vice President--Investments Salomon Smith
  Barney since August 1989; 1973 to August
  1989, Vice President, Thomson McKinnon
  Securities Inc.; Trustee of the J.W. Mays, Inc.
  Retirement Plan and Trust.

Alex Slobodin+                     (85)               November, 1963      8,725(3)         .42%
  Executive Vice President and Treasurer, J. W.
  Mays, Inc.; Trustee of the J.W. Mays, Inc.
  Retirement Plan and Trust.


+   Member of Executive Committee.

(1) Reference is made to the caption "Security Ownership of Certain Beneficial Owners and Management" (pages 1 to 3) for information relating to beneficial ownership of holders owning more than 5% of the outstanding stock of the Company.

(2) Does not include 34,883 shares owned as tenant in common with her husband, Max L. Shulman.

(3) 2,000 of these shares are owned jointly with his wife.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company holds regular quarterly meetings to review significant developments affecting the Company and to act on matters requiring Board approval. During fiscal 2000, the Board held four regular meetings and one special meeting.

     Executive Committee--This Committee may exercise all the powers of the Board when it is not in session, except as otherwise provided in a resolution or By-Law. This Committee did not meet during fiscal 2000.

     Audit Committee--This Committee during fiscal 2000 consisted of the following non-employee, "independent" members of the Board: Jack Schwartz (Chairman), Lance D. Myers, Dean L. Ryder and Lewis D. Siegel.

     The Audit Committee, which met two times during fiscal 2000, is responsible for such matters as recommending to the Board of Directors a firm of independent auditors to be retained for the ensuing year by the Company and its subsidiaries, reviewing the scope and results of annual audits, reviewing the auditors' recommendations to management and the response of management to such recommendations, the internal audit reports, and the adequacy of financial and accounting control mechanisms employed by the Company. The Committee also reviews and approves any non-audit related services rendered to the Company and its subsidiaries by the independent auditors including their fees. The Committee is prepared to meet at any time upon request of the independent auditors to review any special situation arising in relation to any of the foregoing subjects.

     Investment Advisory Committee--This Committee, during fiscal 2000, consisted of the entire Board of which Lloyd J. Shulman is Chairman. The Committee meets as necessary on the call of the Chairman. The Committee met four times during fiscal 2000. The Committee reviews and makes recommendations concerning the investment choices available with safety of principal, high yields and liquidity as the prime objectives.

     Executive Compensation Committee--This Committee, during fiscal 2000, consisted of Lloyd J. Shulman (Chairman), Lance D. Myers, Dean L. Ryder, Jack Schwartz and Lewis D. Siegel, four of whom are non-employee directors. The Committee recommends to the Board the establishment and modification of executive compensation plans and programs. It considers and recommends to the Board remuneration arrangements for the Chief Executive Officer, as well as the compensation for the other executive officers. The Committee met one time during fiscal 2000.

     Each director attended 100% of the aggregate meetings of the Board and the Committees (if a member thereof) held during fiscal 2000, except Sylvia W. Shulman who attended 78% of the meetings.

     The Board of Directors does not have a standing Nominating Committee.

EXECUTIVE COMPENSATION

     The following table sets forth the total compensation earned with respect to the three most recent fiscal years for the most highly compensated executive officers:

                                                                Annual Compensation
                                                       ---------------------------------------
           Name And                                                               Other
      Principal Position                               Year       Salary    Compensation(1)(2)
      ------------------                               ----      --------   ------------------
Lloyd J. Shulman ..............................         2000      $175,824      $28,982(3)
  Chairman of the Board and President, Chief            1999       151,676       27,498(3)
  Executive Officer and Chief Operating Officer         1998       120,330       21,180(3)

Alex Slobodin .................................         2000       159,913       28,964(3)
  Executive Vice President and Treasurer                1999       151,378       27,436(3)
                                                        1998       130,139       23,211(3)

Mark Greenblatt ...............................         2000       118,781       20,449(3)
  Vice President and Assistant Treasurer                1999       112,426       19,373(3)
                                                        1998       102,544       17,499(3)

Ward N. Lyke, Jr. .............................         2000       118,781       20,449(3)
  Vice President--Management Information                1999       112,426       19,373(3)
  Services                                              1998       102,544       17,499(3)


(1) Each non-employee director receives an annual retainer of $4,000, payable $1,000 quarterly, plus $1,500 for attending each Board meeting, $1,000 for each Audit Committee meeting and $500 for each of the Investment Advisory, Compensation and Advisory Real Estate Committee meetings. In addition, each non-employee director receives an annual expense allowance of $500, payable $125 quarterly. The Company does not pay its non-employee director or its two employee directors for serving as trustees of the Company's Retirement Plan and Trust.

(2) Excludes certain personal benefits aggregating less than $25,000 for any member of the group.

(3) The Company's Retirement Plan, as modified, which became effective August 1, 1991, is a Money Purchase Retirement Plan. Contributions to the Plan are required to be made from time to time by the Company. Each of the named executive officers has a 100% vested interest in the amount listed. All directors who are not executive officers do not participate in the Plan.

REPORT ON EXECUTIVE COMPENSATION

     The executive compensation program of the Company is administered by the Executive Compensation Committee. The Committee has the responsibility for recommendations to the Board with respect to all compensation to officers and directors of the Company. The Committee also oversees the Company's Retirement Plan and Trust and the Company's medical plans.

BASE SALARY

     Salary levels for the Company's executive officers are established principally on the basis of the executive's position. In each case, consideration is given both to the personal factors such as the individual's record and the responsibility associated with his position, and the prevailing conditions in the geographic area where the executive's services are performed.

     The Committee recognized the changing real estate market but believes executive officers' base salaries, approved by the Board, are at or below competitive base salary levels.

     The Committee in determining future base salary increases will consider the Company's performance under the then existing conditions and the then competitive conditions in the labor market.

     The Company has no incentive compensation program.

RETIREMENT PLAN

     The Board of Directors adopted The J.W. Mays, Inc. Retirement Plan and Trust ("Plan") effective August 1, 1991. The Board of Directors believes that the Plan will strengthen the ability of the Company to attract and retain employees (exclusive of those employees covered by a collective bargaining agreement) and increase such individuals' incentive to contribute to the Company's future success.

     On August 25, 1993, the Board of Directors approved a modification of the Plan, retroactive to August 1, 1993, by increasing the Company's contribution to the Plan from an amount equal to 5% of each participant's compensation to 10% and from 5% to 5.7% of each participant's compensation in excess of the contribution and benefit base in effect under Section 230 of the Social Security Act foreach year. The Plan was further modified during the 1998 fiscal year, by the approval of the Board of Directors, by increasing the Company's contribution to the Plan from an amount equal to 10% of each participant's compensation to 15%. The 5.7% additional contribution did not change.

     Executive Compensation Committee:

         Lloyd J. Shulman, Chairman
         Lance D. Myers
         Dean L. Ryder
         Jack Schwartz
         Lewis D. Siegel

REPORT OF AUDIT COMMITTEE

     Pursuant to rules recently adopted by the Securities and Exchange Commission covering the Audit Committee, the following matters have been complied with by the Audit Committee: The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with D'Arcangelo & Co., LLP, the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as such may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from D'Arcangelo & Co., LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), as may be modified or supplemented, and has discussed with D'Arcangelo & Co., LLP, the independent auditor's independence. Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K through incorporation by reference in the Company's Annual Report to Shareholders for the fiscal year ended July 31, 2000.

            Audit Committee:

               Jack Schwartz, Chairman
               Lance D. Myers
               Dean L. Ryder
               Lewis D. Siegel

     The materials referred to above under "Report of Audit Committee" shall not be deemed incorporated by reference by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Lloyd J. Shulman, a member of the Board of the Company and also a member of the Executive Compensation Committee, serves as an officer and director of Weinstein Enterprises, Inc., the beneficial owner of 41.48% of the outstanding common stock of the Company through its two wholly-owned subsidiaries: (i) Gailoyd Enterprises Corp. which directly owns 29.98% of the outstanding common stock of the Company and (ii) Celwyn Company, Inc. which directly owns 11.50% of the outstanding common stock of the Company. Lloyd J. Shulman also serves as an officer and director of Gailoyd Enterprises Corp. and of Celwyn Company, Inc.

PERFORMANCE GRAPH

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
             J. W. MAYS, INC., STANDARD & POOR'S 500 AND PEER GROUP
               (FIVE-YEAR PERFORMANCE RESULTS THROUGH 07/31/2000)

     The following graph sets forth a five year comparison of cumulative total shareholder return for the Company, the Standard & Poor's 500 Stock Index ("S&P 500"), and Peer Group. The graph assumes the investment of $100 at the close of trading July 31, 1995 in the common stock of the Company, the S&P 500 and Peer Group, and the reinvestment of all dividends, although the Company did not pay a dividend during this five year period.


                   1995        1996       1997       1998       1999       2000
                 -------    -------     -------    -------    -------    -------
MAYS ..........  $100.00    $113.33     $123.33    $180.00    $105.83    $129.07
S&P 500 .......  $100.00    $116.60     $177.62    $211.33    $254.13    $270.88
Peer Group ....  $100.00    $118.72     $149.18    $168.08    $146.49    $157.10

                                                        Source: Value Line, Inc.

     The Performance Graph shall not be deemed incorporated by reference by any general statement of incorporation by reference in any filing made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

INDEPENDENT AUDITORS

     Subject to ratification by the shareholders, the Board of Directors of the Company, on the recommendation of the Audit Committee, has selected D'Arcangelo & Co., LLP, as the independent auditors, to examine the financial statements of the Company and its subsidiaries for the fiscal year ending July 31, 2001. This firm first became the independent auditors of the Company and its subsidiaries for the fiscal year ended July 31, 1996. D'Arcangelo & Co., LLP, has no direct or indirect financial interest in the Company.

     If the selection of D'Arcangelo & Co., LLP, is not ratified by the shareholders, or if after ratification, that firm for any reason becomes unable or ineligible to serve, the selection of other independent auditors will be considered by the Audit Committee and the Board. A representative of the auditing firm is expected to be present at the annual meeting with the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

CERTAIN TRANSACTIONS

     During fiscal 2000, the Company paid Weinstein Enterprises, Inc. ("Enterprises")* total rentals of $160,800 for leases on which two of the Company's real estate properties are located and interest of $57,039 on a mortgage held by Enterprises on the Jowein building, Brooklyn, New York. In the opinion of the Company, the rentals and interest paid to Enterprises are no more favorable than would be payable for comparable property and mortgage, respectively, in arms-length transactions with non-affiliated parties.

     The Company had leased from Celwyn Company, Inc. ("Celwyn")* one of the stores which it closed in connection with the reorganization proceedings, at an annual minimum rental of $180,000. The Company, by agreement with Celwyn, modified and assigned the lease to a third party. The agreement with Celwyn provides for the equal division between the Company and Celwyn of the rental received by Celwyn in excess of the annual minimum rental of $180,000. In the opinion of the Company, the rental paid to Celwyn was also no more favorable than would have been payable for comparable property in arms-length transactions with non-affiliated parties. During the past fiscal year the Company recorded the sum of $413,610 as its share of the excess rental from Celwyn.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 2000, the Company retained the law firm of Cullen and Dykman, Special Counsel for various legal services. Lance D. Myers, Esq., a director of the Company was a partner in the firm of Cullen and Dykman through December 31, 1999. From March, 2000 Lance D. Myers has been with the law firm of Holland & Knight LLP as senior counsel. Both firms render legal services to the Company and such services as expected to continue to be provided to the Company in the future.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and any persons who own more than 10% of the Company's stock, to file reports of ownership and changes in ownership of J. W. Mays, Inc. stock with the Securities and Exchange Commission. The Company believes that during the fiscal year ended July 31, 2000, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

----------
* Reference is made to the caption "Security Ownership of Certain Beneficial Owners and Management" (pages 1 to 3) for information concerning the ownership interests which certain nominees, of which one is an officer, have in Enterprises and Celwyn.

BACKGROUND

     The Company discontinued the retail department store segment of its operations on January 3, 1989. The Company has continued its real estate operation, including but not limited to the sale/purchase and/or lease of properties, as conducted prior to the discontinuance of its retail department store segment.

OTHER INFORMATION

     Effective September 6, 2000, the Company renewed its directors and officers liability insurance policy in the aggregate amount of $5 million. The policy expires September 6, 2001. The insurer is the National Union Fire Insurance Company of Pittsburgh, Pa. No sums have been paid under any directors and officers liability insurance policy.

     The Board of Directors is not aware, at the date hereof, of any other matter to be presented which is a proper subject for action by the shareholders at the meeting. If any other matter comes before the meeting, it is intended that the persons named in the accompanying form of proxy will vote thereon in their discretion.

AMENDMENT TO BY-LAWS

     The Board of Directors, at its meeting held August 18, 1999, by resolution, adopted an amendment to the By-Laws of the Company, effective November 1, 1999, to give effect to changing that part of Section 1.1 (Annual Meeting) of the By-Laws, referring to the date for the holding of the annual meeting of shareholders of J. W. Mays, Inc. from the last Tuesday of November of each year, or as soon thereafter as practical, to the second to last or the last Tuesday of November of each year, or as soon thereafter as practical.

     The purpose of the amendment is to allow for the annual meeting of the shareholders to be held on one of two Tuesdays in the month of November instead of just the last Tuesday.

METHOD AND COST OF SOLICITATION OF PROXIES

     The Company will pay the cost of soliciting proxies. In addition to solicitation by mail, employees of the Company may request the return of proxies personally, by telephone or other electronic means if proxies are not received promptly and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and the Company will reimburse them, on request, for their reasonable out-of-pocket expenses.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE YEAR 2001 ANNUAL MEETING OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the Year 2001 Annual Meeting of Shareholders must be received at the Company's executive offices for inclusion in its Proxy Statement and form of proxy relating to that meeting no later than the close of business June 22, 2001.

ANNUAL REPORT

     The Company's Annual Report to Shareholders for the fiscal year ended July 31, 2000, which is not a part of this Proxy Statement and is not proxy soliciting material, accompanies this Proxy Statement.


                                           By order of the Board of Directors,


                                          /s/ SALVATORE CAPPUZZO
                                          --------------------------------------
                                              Salvatore Cappuzzo
                                              Secretary

Dated: Brooklyn, New York
       October 19, 2000

                                                                        APPENDIX

Audit Committee Charter and Certifications re: compliance with the new Audit Committee charter requirement. The Board of Directors has adopted the following written charter for the audit committee:

AUDIT COMMITTEE CHARTER

ORGANIZATION AND STRUCTURE

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three (3) directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

     The members of the Audit Committee shall be appointed by the Board of Directors at the annual organizational meeting of the Board and shall remain members until their successors are duly elected and qualified. The Audit Committee shall meet at least two (2) times each year. Each member of the Audit Committee must be able to read and understand fundamental financial statements which appear in the Corporation's Annual Report to Shareholders and Forms 10-Q. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditor, and the financial management of the Corporation.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best respond to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

     o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Corporation and its subsidiaries.

     o Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

     o Review with the independent auditors, the Corporation's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     o Review the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     o Receive prior to each Audit Committee meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     o Review the financial statements contained in the Annual Report to Shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     o Review accounting and financial human resources and succession planning within the Corporation.

     o Review and approve any non-audit related services rendered by the independent auditors to the Corporation and its subsidiaries.

     o    Review and approve the fees and expenses of the independent auditors.

     o Require that the Corporation's financial statements reflect the Corporation's financial performance in an independent manner.

     o Review and update this Audit Committee Charter on an annual basis and provide appropriate Proxy Statement disclosure of certain matters, including filing a copy of such Charter every three years.

     o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

     o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     The Company has filed the required certifications with The Nasdaq Stock Market, Inc. for (1) Compliance with the new Audit Committee charter requirement, and (2) Compliance with the new Audit Committee structure and composition requirements.

                                J. W. MAYS, INC.

              PROXY--SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints LLOYD J. SHULMAN, ALEX SLOBODIN and WARD N. LYKE, JR. and each of them, attorneys and Proxies, with full power of substitution in each, for and on behalf of the undersigned, to vote at the Annual Meeting of Shareholders of J. W. MAYS, Inc. to be held November 21, 2000 (including any adjournments thereof) the number of shares of common stock that the undersigned is entitled to vote and with all powers the undersigned would possess if personally present, as specified with respect to the matters described in the accompanying Proxy Statement dated October 19, 2000 and upon such other matters as may properly come before such meeting.

     1. Proposal to fix the number of directors to be elected at seven.

                 FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

    2. FOR [ ] or WITHHOLD [ ] authority to vote for the election of ALL of the following nominees for directors:

         LANCE D. MYERS, DEAN L. RYDER, JACK SCHWARTZ, LLOYD J. SHULMAN,
              SYLVIA W. SHULMAN, LEWIS D. SIEGEL, and ALEX SLOBODIN

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                 WRITE THAT NOMINEE'S NAME ON THE LINE BELOW.)

     ______________________________________________________________________

     3. Ratify the appointment of D'Arcangelo & Co., LLP, as independent auditors.

                 FOR [ ]      AGAINST [ ]      ABSTAIN [ ]


                                      (Please date and sign on the reverse side)

    4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

    A majority (or, if only one, then that one) of the Proxies or their substitutes who shall be present and act at the Meeting may exercise all powers hereby conferred.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT WHERE NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.


DATED ________________________, 2000


                                        ________________________________________
                                              SIGNATURE OF SHAREHOLDER


                                        ________________________________________
                                              SIGNATURE OF SHAREHOLDER

                                        NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                        APPEARS ON THIS PROXY. IF STOCK IS OWNED
                                        JOINTLY, EACH JOINT OWNER SHOULD SIGN.
                                        WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                        PLEASE GIVE YOUR FULL TITLE AS SUCH.
                                        PROXIES EXECUTED BY A CORPORATION SHOULD
                                        BE SIGNED WITH THE FULL CORPORATE NAME
                                        BY THE PRESIDENT OR OTHER AUTHORIZED
                                        OFFICER. IF A PARTNERSHIP, PLEASE SIGN
                                        IN PARTNERSHIP NAME BY AUTHORIZED
                                        PERSON.

                                          PLEASE MARK, DATE, SIGN AND RETURN
                                          THIS PROXY CARD USING THE ENCLOSED
                                                POSTAGE PAID ENVELOPE.